Exhibit 99.1

Amneal Announces Proposed Refinancing of Existing Credit Agreement, including Private Offering of Senior Secured Notes Due 2032

July 21, 2025

BRIDGEWATER, N.J.--(BUSINESS WIRE)--Amneal Pharmaceuticals, Inc. (“Amneal”) (Nasdaq: AMRX) announced that its subsidiary, Amneal Pharmaceuticals LLC (the “Issuer”), is seeking to borrow $1.800 billion aggregate principal amount of new seven-year term B loans (the “new term B loans”) under a new term loan facility (the “Term Loan Facility”). The Issuer has also launched an offering of $750 million aggregate principal amount of senior secured notes due 2032 (the “notes”) in a private offering.

The Issuer intends to use the net proceeds of the new term B loans and the notes to refinance its existing term B loans in full, to repay a portion of outstanding amounts borrowed under its ABL facility and to pay related fees, premiums and expenses. The offering of the notes is not conditioned on entry into the Term Loan Facility.

The notes will initially be guaranteed on a senior secured basis by the same subsidiaries of the Issuer that will guarantee the Term Loan Facility, and will not be guaranteed by Amneal. The notes will be secured on a pari passu basis by the same assets that will secure the Term Loan Facility, and will have the benefit of a first-priority lien on the collateral (other than the ABL priority collateral, which primarily consists of inventory, accounts receivable and related assets) and a second-priority lien on the ABL priority collateral. The Issuer’s obligations under its existing asset-based credit facility are secured on a first priority basis on the ABL priority collateral and a second priority basis on the collateral on which the notes and the new term B loans will have a first priority lien.

The proposed transactions are subject to market conditions and other factors, and there can be no assurance as to whether or when these transactions may be completed, or as to the actual size or terms of the transactions.

The notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the

Securities Act. The offering of notes will be made only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Amneal

Amneal, headquartered in Bridgewater, NJ, is a global biopharmaceutical company. Amneal makes healthy possible through the development, manufacturing and distribution of a diverse portfolio of over 280 pharmaceuticals, primarily within the United States. In its Affordable Medicines segment, Amneal is expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders. Through its AvKARE segment, Amneal is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets.

Forward Looking Statements

Certain statements contained in this press release, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include all statements that are not historical statements of fact, as well as those regarding the proposed issuance of new term loans and the notes offering.  Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal. Such risks and uncertainties include, but are not limited to: our financing plans and the details thereof, including the proposed use of proceeds therefrom, the expected timing of the refinancing (including the new Term Loan Facility) and our ability to close such transactions, the offering of the notes and the details thereof and the other risks and uncertainties that are described from time to time in Amneal’s filings with the Securities and Exchange Commission.

The reader is cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Investor Relations
Anthony DiMeo
VP, Investor Relations
anthony.dimeo@amneal.com